EXHIBIT 4.12
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                           PP&L CAPITAL FUNDING, INC.,
                                     ISSUER

                                       AND

                              PP&L RESOURCES, INC.,
                                    GUARANTOR


                                       TO


                            THE CHASE MANHATTAN BANK,
                                     TRUSTEE


                                    ---------


                          SUPPLEMENTAL INDENTURE NO. 1

                        DATED AS OF _____________________



                   SUPPLEMENTAL TO THE SUBORDINATED INDENTURE
                       DATED AS OF ______________________




                 ESTABLISHING A SERIES OF SECURITIES DESIGNATED
                     __% SUBORDINATED DEBENTURES, SERIES ___
              LIMITED IN AGGREGATE PRINCIPAL AMOUNT TO $___________


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          SUPPLEMENTAL INDENTURE NO. 1, dated as of ___________________ among
PP&L CAPITAL FUNDING, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), PP&L RESOURCES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (herein called the "Trustee"), under the Subordinated Indenture dated as of ______________ (hereinafter called the "Original Indenture"), this Supplemental Indenture No. 1 being supplemental thereto. The Original Indenture and any and all indentures and instruments supplemental thereto are hereinafter sometimes collectively called the "Indenture."

                    RECITALS OF THE COMPANY AND THE GUARANTOR

          The Original Indenture was authorized, executed and delivered by the Company and the Guarantor to provide for the issuance by the Company from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and for the Guarantee by the Guarantor of the payment of the principal, premium, if any, and interest, if any, on such Securities.

          As contemplated by Sections 301 and 1201(f) of the Original Indenture, the Company wishes to establish a series of Securities to be designated "__% Subordinated Debentures, Series ___" to be limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $___________, such series of Securities to be hereinafter sometimes called "Series No. 1."

          As contemplated by Section 201 and 1402 of the Original Indenture, the Guarantor wishes to establish the form and terms of the Guarantees to be endorsed on the Securities of Series No. 1. [The Company and the Guarantor wish to issue the Securities to _______ (the "Trust") to evidence loans made to the Company [and the Guarantor] of the proceeds of Preferred Securities and common beneficial ownership interests in the assets of the Trust to be issued to the Guarantor ("Common Securities").]

          The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 1 to establish the Securities of Series No. 1 and has duly authorized the issuance of such Securities; the Guarantor has duly authorized the execution and delivery of this Supplemental Indenture No. 1 and has duly authorized its Guarantees of the Securities of Series No. 1; and all acts necessary to make this Supplemental Indenture No. 1 a valid agreement of the Company and the Guarantor, to make the Securities of Series No. 1 valid obligations of the Company, and to make the Guarantees valid obligations of the Guarantor, have been performed.

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 1 WITNESSETH:

          For and in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities of Series No. 1, as follows:


                                   ARTICLE ONE

                           FIRST SERIES OF SECURITIES

          SECTION 1. There is hereby created a series of Securities designated "__% Subordinated Debentures, Series ____" and limited in aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture) to $___________. The forms and terms of the Securities of Series No. 1 shall be established in an Officer's Certificate of the Company, as contemplated by
Section 301 of the Original Indenture.

          SECTION 2. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 1, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

          (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or

          (B) an Opinion of Counsel to the effect that the Holders of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on


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     the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.


                                   ARTICLE TWO

                                FORM OF GUARANTEE

          Guarantees to be endorsed on the Securities of Series No. 1 shall be in substantially the form set forth below:

                               [FORM OF GUARANTEE]

                    PP&L Resources, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania (the "Guarantor", which term includes any successor under the Indenture (the "Indenture") referred to in the Security upon which this Guarantee is endorsed), for value received, hereby unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, in accordance with the terms of such Security and of the Indenture. In case of the failure of PP&L Capital Funding, Inc., a corporation organized under the laws of the State of Delaware (the "Company", which term includes any successor under the Indenture), punctually to make any such payment, the Guarantor hereby agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

                    The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or the Indenture, any failure to enforce the provisions of such Security or the Indenture, or any waiver, modification or indulgence granted to the Company with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor; provided, however, that notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or change any redemption provisions thereof (including any change to increase any premium payable upon redemption thereof) or change the Stated Maturity thereof.


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                    The Guarantor hereby waives the benefits of diligence,
          presentment, demand for payment, any requirement that the Trustee or the Holder of such Security exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Guarantee. This Guarantee shall constitute a guaranty of payment and not of collection. The Guarantor hereby agrees that, in the event of a default in payment of principal, or premium, if any, or interest, if any, on such Security, whether at its Stated Maturity, by declaration of acceleration, call for redemption, or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

                    The obligations of the Guarantor hereunder with respect to such Security shall be continuing and irrevocable until the date upon which the entire principal of, premium, if any, and interest, if any, on such Security has been, or has been deemed pursuant to the provisions of Article Seven of the Indenture to have been, paid in full or otherwise discharged.

                    The obligations evidenced by this Guarantee are, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) of the Guarantor, and this Guarantee is issued subject to the provisions of the Indenture with respect thereto. Each Holder of a Security upon which this Guarantee is endorsed, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

                    The Guarantor shall be subrogated to all rights of the Holder of such Security upon which this Guarantee is endorsed against the Company in respect of any amounts paid by the Guarantor on account of such Security pursuant to the provisions of this Guarantee or the Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon,


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          such right of subrogation until the principal of, and premium, if any, and interest, if any, on all Securities issued under the Indenture shall have been paid in full.

                    This Guarantee shall remain in full force and effect and continue notwithstanding any petition filed by or against the Company for liquidation or reorganization, the Company becoming insolvent or making an assignment for the benefit of creditors or a receiver or trustee being appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or reinstated, as the case may be, if at any time payment of the Security upon which this Guarantee is endorsed, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Holder of such Security, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned on such Security, such Security shall, to the fullest extent permitted by law, be reinstated and deemed paid only by such amount paid and not so rescinded, reduced, restored or returned.

                    This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guarantee is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

                    All terms used in this Guarantee which are defined in the Indenture shall have the meanings assigned to them in such Indenture.

                    This Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                    IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed as of the date first written above.

                                                      PP&L RESOURCES, INC.


                                                      By:


                                  [END OF FORM]


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                                  ARTICLE THREE

                       PAYMENT OF TRUST COSTS AND EXPENSES

                    SECTION 1. In connection with the issuance of the Securities to the Trust, and the loan of the proceeds of the Preferred Securities and Common Securities to the Company and the Guarantor, the Guarantor hereby covenants to pay to the Trust, and reimburse the Trust for, the full amount of any costs, expenses or liabilities of the Trust (other than obligations of the Trust to pay the Holders of any Preferred Securities or Common Securities) including, without limitation, any taxes, duties or other governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States or any taxing authority. Such payment obligation includes any such costs, expenses or liabilities of the Trust that are required by applicable law to be satisfied in connection with a termination of the Trust. The obligations of the Guarantor to pay all debts, obligations, costs and expenses of the Trust (other than with respect to amounts owing under the Common Securities and the Preferred Securities) shall survive the satisfaction and discharge of the Indenture.]

                                 ARTICLE FOURTH

                            MISCELLANEOUS PROVISIONS

               SECTION 1. This Supplemental Indenture No. 1 is a supplement to the Original Indenture. As supplemented by this Supplemental Indenture No. 1, the Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Supplemental Indenture No. 1 shall together constitute one and the same instrument.

               SECTION 2. The recitals contained in this Supplemental Indenture No. 1 shall be taken as the statements of the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 1.

               SECTION 3. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


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               IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture No. 1 to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.


                                                PP&L CAPITAL FUNDING, INC.



                                                By:
                                                     Name:
                                                     Title:
[SEAL]

ATTEST:





                                                PP&L RESOURCES, INC.



                                                By:
                                                     Name:
                                                     Title:
[SEAL]

ATTEST:




                                                THE CHASE MANHATTAN BANK,
                                                  as Trustee


                                                By:
                                                     Name:
[SEAL]                                               Title:

ATTEST:


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